     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2000

                                                           REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              REPLIGEN CORPORATION
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                  2836                                 04-2729386
     (State or other jurisdiction            (Primary Standard Industrial                  (I.R.S. Employer
  of incorporation or organization)          Classification Code Number)                Identification Number)

                         ------------------------------

                               117 FOURTH AVENUE
                               NEEDHAM, MA 02494
                                 (781) 449-9560
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                         ------------------------------

                               WALTER C. HERLIHY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              REPLIGEN CORPORATION
                               117 FOURTH AVENUE
                               NEEDHAM, MA 02494
                                 (781) 449-9560
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

                          LAWRENCE S. WITTENBERG, ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

                        CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       AMOUNT TO BE           OFFERING        AGGREGATE OFFERING
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED      REGISTERED       PRICE PER SHARE(1)        PRICE(1)
Common Stock, $0.01 par value per share (2)...            14,500                $6.50               $94,250
Common Stock, $0.01 par value per share (upon
  exercise of a warrant) (2)...                            2,900                $6.50               $18,850

                                                         AMOUNT OF
                                                       REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED        FEE(2)
Common Stock, $0.01 par value per share (2)...              $25
Common Stock, $0.01 par value per share (upon
  exercise of a warrant) (2)...                             $5

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the common stock of Repligen Corporation on the Nasdaq National Market on April 13, 2000.

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following. / /

    REPLIGEN HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REPLIGEN SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED APRIL 18, 2000

                              REPLIGEN CORPORATION
                                 17,400 SHARES
                                  COMMON STOCK

                               ------------------

    The selling stockholders listed on page 5 are offering for sale up to 14,500 shares of our common stock and one of the selling stockholders is offering up to 2,900 shares of our common stock upon the exercise of a warrant held by it.

    Repligen's common stock is traded on the Nasdaq National Market under the symbol "RGEN." The last reported sale price of our common stock on the Nasdaq National Market on April 13, 2000 was $6.50 per share.

                 INVESTING IN THE COMMON STOCK INVOLVES RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 3.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is April   , 2000.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Repligen....................................................     2

Risk Factors................................................     3

Legal Proceedings...........................................     4

Use of Proceeds.............................................     5

Selling Stockholders........................................     5

Plan of Distribution........................................     7

Legal Matters...............................................     8

Experts.....................................................     8

Where You Can Find More Information.........................     8

                            ------------------------

                                    REPLIGEN

    We develop new drugs for autism, organ transplantation and cancer. To expand our drug development program, on March 9, 1999, we acquired the exclusive rights to patent applications for the use of secretin in the treatment of autism. Autism is a developmental disorder characterized by poor communicative and social skills, repetitive and restricted behaviors and in some patients, gastrointestinal problems and irregular sleep patterns. Secretin is a hormone produced in the small intestine which regulates the function of the pancreas as part of the process of digestion. A form of secretin derived from pigs is approved by the FDA for use in diagnosing problems with pancreatic function. Recent anecdotal reports indicate that secretin may have beneficial effects in autism, including improvements in sleep, digestive function, communicative and social behavior. Following media reports of the potential benefits of secretin, more than 2,000 autistic children have been treated with the pig-derived hormone. We intend to manufacture a human, synthetic form of secretin and evaluate it in FDA approved clinical trials in order to confirm the benefits of secretin in treating autism and to determine the optimal dosing schedule. There are currently no drugs approved by the FDA for the treatment of autism.

    In October 1999, we obtained a license for the commercialization rights to two diagnostic secretin products from ChiRhoClin Inc., a private company. These products have been evaluated in clinical trials for the diagnosis of pancreatic dysfunction and gastrinoma. A New Drug Application was filed with the FDA in May 1999 seeking approval to market synthetic porcine secretin for these applications. ChiRhoClin has also conducted clinical studies for these diagnostic indications with a human form of secretin. Under terms of the agreement, we made an upfront payment upon execution of the agreement and, if the FDA approves the New Drug Applications, the agreement obligates us to pay ChiRhoClin future milestones and royalties.

    We are also developing a product named "CTLA4-Ig," which has been shown to suppress unwanted immune responses in animal models of organ transplants and autoimmune diseases, such as lupus or multiple sclerosis, in which the immune system mistakenly attacks the body. Our product candidate is a derivative of a natural protein whose role is to turn-off an immune response. In animal models of organ transplantation and autoimmune diseases, CTLA4-Ig has been shown to block the rejection of a transplanted organ or the effects of the autoimmune disease. Initial clinical testing of CTLA4-Ig has been carried out in patients receiving a bone marrow transplant, which is a potential cure for several diseases of the immune system, including leukemia, myeloma, lymphoma and sickle cell anemia. Despite the clinical success of bone marrow transplants, a significant number of patients experience a severe and potentially life-threatening complication known as Graft Versus Host Disease, in which the newly transplanted immune system attacks the host (i.e., the patient). In
June 1999, results from a Phase 1 clinical trial reported that treatment of bone marrow from a family member with Repligen's CTLA4-Ig prevented Graft Versus Host Disease in eight of eleven transplant patients. In September 1999, we signed a Clinical Trial Agreement with the National Cancer Institute to further evaluate CTLA4-Ig in a Phase 2 trial in bone marrow transplantation for leukemia. Repligen has filed patent applications related to compositions of matter and methods of use of CTLA4-Ig including bone marrow transplantation. Certain patents have been issued to Bristol-Myers Squibb Corporation relating to the use and manufacture of CTLA4-Ig. We believe that one of our licensees is the co-inventor of one or more of these patents and that the patents issued to Bristol-Myers Squibb do not extend to our use of CTLA4-Ig in bone marrow transplantation. For more information on our patent litigation, please see "Legal Proceedings".

    We also develop, manufacture and market products for the production of therapeutic antibodies. We currently market a line of products for the purification of antibodies based on a naturally occurring protein, Protein A, which can specifically bind to antibodies. We own composition of matter patents for recombinant Protein A in the United States and in Europe. In December 1998, we entered into a ten year agreement to supply recombinant Protein A to Amersham Pharmacia Biotech, a leading supplier to the biopharmaceutical market.

    Our executive offices are located at 117 Fourth Avenue, Needham, Massachusetts 02494, and our telephone number is (781) 449-9560.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE UNAWARE OF OR THAT WE CURRENTLY DEEM IMMATERIAL ALSO MAY BECOME IMPORTANT FACTORS THAT AFFECT REPLIGEN.

    IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY HARMED. IN THAT CASE THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

    THIS PROSPECTUS ALSO CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

IF WE DO NOT OBTAIN ADDITIONAL CAPITAL, WE WILL BE UNABLE TO DEVELOP OR DISCOVER NEW DRUGS.

    We need additional long-term financing to develop our drug development programs through the clinical trial process as required by the FDA and our bioprocessing products business. We also need additional long-term financing to support future operations and capital expenditures, including capital for additional personnel and facilities. If we spend more money than currently expected for our drug development programs and our bioprocessing products business, we will need to raise additional capital by selling debt or equity securities, by entering into strategic relationships or through other arrangements. We may be unable to raise any additional amounts on reasonable terms when they are needed due to the volatile nature of the biotechnology marketplace. If we are unable to raise this additional capital, we may have to delay or postpone critical clinical studies or abandon other development programs.

IF WE ARE UNABLE TO CONTINUE TO HIRE AND RETAIN SKILLED TECHNICAL AND SCIENTIFIC PERSONNEL, THEN WE WILL HAVE TROUBLE DEVELOPING PRODUCTS.

    Our success depends largely upon the continued service of our management and scientific staff and our ability to attract, retain and motivate highly skilled scientific, management and marketing personnel. Potential employees with an expertise in the field of biochemistry, regulatory affairs and/or clinical development of new drug and biopharmaceutical manufacturing are not generally available in the market and are difficult to attract and retain. We also face significant competition for such personnel from other companies, research and academic institutions, government and other organizations who have superior funding and resources to be able to attract such personnel. The loss of key personnel or our inability to hire and retain personnel who have technical and scientific backgrounds could materially adversely affect our product development efforts and our business.

WE COMPETE WITH LARGER, BETTER FINANCED AND MORE MATURE PHARMACEUTICAL AND BIOTECHNOLOGY COMPANIES WHO ARE CAPABLE OF DEVELOPING NEW APPROACHES THAT COULD MAKE OUR PRODUCTS AND TECHNOLOGY OBSOLETE.

    The market for therapeutic and bioprocessing products is intensely competitive, rapidly evolving and subject to rapid technological change. Pharmaceutical and mature biotechnology companies have substantially greater financial, manufacturing, marketing, research and development resources than we have. New approaches to the treatment of our targeted diseases by these competitors may make our products and technologies obsolete or noncompetitive.

IF WE ARE UNABLE TO OBTAIN AND MAINTAIN PATENTS FOR OUR PRODUCTS, WE WILL NOT BE ABLE TO SUCCEED COMMERCIALLY.

    We must obtain patent and trade secret protection for our products and processes in order to protect them from unauthorized use and to produce a financial return consistent with the significant time and expense required to bring our products to market. Our success will depend, in part, on our ability to:

    - obtain patent protection for our products and manufacturing processes;

    - preserve our trade secrets; and

    - operate without infringing the proprietary rights of third parties.

    We can not be sure that any patent applications relating to our products will be filed in the future or that any currently pending applications will issue on a timely basis, if ever. Since patent applications in the United States are maintained in secrecy until patents issue and since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be certain that we were the first to make the inventions covered by each of our pending patent applications or that we were the first to file patent applications for such inventions. Even if patents are issued, the degree of protection afforded by such patents will depend upon the:

    - scope of the patent claims;

    - validity and enforceability of the claims obtained in such patents; and

    - our willingness and financial ability to enforce and/or defend them.

    The patent position of biotechnology and pharmaceutical firms is often highly uncertain and usually involves complex legal and scientific questions. Moreover, no consistent policy has emerged in the United States and in many other countries regarding the breadth of claims allowed in biotechnology patents. Patents which may be granted to us in certain foreign countries may be subject to opposition proceedings brought by third parties or result in suits by us which may be costly and result in adverse consequences for us.

    If our competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may be required to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which would result in substantial costs to us.

    In addition, patents blocking our manufacture, use or sale of our products could be issued to third parties in the United States or foreign countries. The issuance of blocking patents or an adverse outcome in an interference or opposition proceeding, could subject us to significant liabilities to third parties and require us to license disputed rights from third parties on unfavorable terms, if at all, or cease using the technology.

                               LEGAL PROCEEDINGS

    As referenced in our quarterly report on Form 10-Q for the period ending June 30, 1999 on July 17, 1998, we filed a complaint against Bristol-Myers Squibb Corporation ("BMS") at the United States District Court for the District of Massachusetts in Boston, Massachusetts seeking correction of inventorship of certain United States patents which claim compositions and methods of use for CTLA4 as well as unspecified monetary damages. A correction of inventorship would result in the University of Michigan being designated as a co-assignee on any corrected BMS patent. We would then have rights to such technology pursuant to a 1992 License Agreement with the University of Michigan, a 1995 Asset Acquisition Agreement with Genetics Institute, and other related agreements. On July 13, 1999, the court dismissed the complaint without prejudice citing a lack of legal standing of Repligen to bring such a complaint. We believe that the court's finding on standing was in error. The court did not rule on the validity of our inventorship claim. We continue to believe that the University of Michigan is a rightful co-assignee of the aforesaid BMS patents and we intend to continue to pursue the correction of inventorship. Our failure to obtain shared ownership rights in the patents may restrict our ability to commercialize CTLA4-Ig.

                                USE OF PROCEEDS

    We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. See "Selling Stockholders" and "Plan of Distribution". The principal purpose of this offering is to effect an orderly disposition of the shares of our common stock being offered and sold from time to time by the selling stockholders.

                              SELLING STOCKHOLDERS

    Unless otherwise noted below in the table, each person has sole voting and investment power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The following are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person or entity:

    - shares of common stock issuable by Repligen to that person upon the exercise of options or warrants which may be exercised within 60 days after April 14, 2000.

However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

    For purposes of calculating the percentage beneficially owned, the number of shares deemed outstanding after the offering includes:

    - 25,978,899 shares of common stock outstanding as of March 24, 2000; and

    - the number of presently exercisable options and presently exercisable warrants held by that person.

    The table below lists the following:

    - the number of shares of our common stock beneficially owned by the selling stockholders as of March 24, 2000 and before this offering;

    - the maximum number of shares of our common stock that the selling stockholders may offer and sell pursuant to this prospectus;

    - the number of shares owned by the selling stockholders after completion of the offering (assuming that the selling stockholders sell all of the shares offered pursuant to this prospectus); and

    - the percentage (if one percent or more) of the class owned by the selling stockholder after completion of the offering.

                                                                                            SHARES
                                                                                         BENEFICIALLY
                                                       SHARES           SHARES            OWNED AFTER
                                                    BENEFICIALLY        OFFERED          OFFERING (1)
                                                   OWNED PRIOR TO     PURSUANT TO     -------------------
SELLING STOCKHOLDER                                   OFFERING      THIS PROSPECTUS    NUMBER    PERCENT
-------------------                                --------------   ---------------   --------   --------
John E. Abdo TTEE U/A 3/15/76
  FBO John E. Abdo (2)...........................       8,700            8,700           0          *
Thomas I & Ceceile R. Brown JWTROS...............       1,450            1,450           0          *
Jules A. Clarkson................................       1,450            1,450           0          *
Charles Dorsey...................................       1,450            1,450           0          *
Mark W. Kehaya...................................       1,450            1,450           0          *
Michael & Grace Pryomski.........................       2,900            2,900           0          *

------------------------

*   Represents less than 1% of the outstanding shares.

(1) Assumes that the selling stockholders will sell all of the shares registered hereunder. The stockholders may sell all or part of their shares pursuant to this prospectus.

(2) Includes 2,900 shares subject to a currently exercisable warrant.

    None of the selling stockholders have any material relationship with us.

    In connection with the initial capitalization of Repligen Clinical Partners, L.P. in February 1992, Repligen issued to certain purchasers and the sales agent related thereto and the agent's affiliates, units in Repligen Clinical Partners. Each unit consisted of a Class A limited partnership interest in Repligen Clinical Partners and a warrant (collectively, the "Original Warrants") to purchase 2,900 shares of our common stock.

    In March 1994, we offered to the holders of Original Warrants the opportunity to exchange their Original Warrants for newly issued warrants (the "Exchange Warrants"). Each holder of an Original Warrant was free to accept or reject the exchange offer. Many warrantholders holding warrants to purchase shares of our common stock accepted the exchange offer. Some warrantholders were, however, ineligible to participate in this exchange offer due to their failure to make payments on promissory notes which were originally issued by certain of the warrantholders in favor of Repligen Clinical Partners to pay for the units. Some warrantholders who were eligible to participate in the exchange offer rejected the exchange offer and thus continued to hold Original Warrants.

    In connection with the March 1994 exchange of Original Warrants for Exchange Warrants, we reduced the exercise price under the Exchange Warrants to $9.00 (from $22.73) per share, subject to increase to $14.00 per share on the date
90 days after we notified the warrantholders holding the Exchange Warrants that the closing price of our common stock equaled or exceeded $18.00 per share for 20 out of 30 consecutive trading days. We also extended the exercise period under the Exchange Warrants to March 31, 2000. The holders of Exchange Warrants also accepted a reduction in certain royalty rates that each warrantholder would have received as a limited partner of Repligen Clinical Partners, such royalties arising out of any sales of the drug (rPF4) being developed by Repligen Clinical Partners. Acceptance of the Exchange Warrants also resulted in pro rata reductions in certain other royalties which were payable to such warrantholders as limited partners of Repligen Clinical Partners. The holders of Original Warrants to purchase 239,250 shares of our common stock either rejected or failed to accept the modification of the Exchange Warrants that would have resulted in a further reduction in the exercise price of the warrants which they held.

    In March 1995, we offered the warrantholders an opportunity to modify the Original Warrants and the Exchange Warrants that remained outstanding to reduce the respective exercise prices. With respect to each holder of an outstanding Original Warrant or Exchange Warrant who was required to make and did make the fourth installment payment to Repligen Clinical Partners pursuant to the Promissory Notes, such holders (along with the other warrantholders who did not have outstanding promissory notes) were free to accept or reject the proposed modifications. The holders of Original Warrants who accepted such modification received a warrant exercisable at $9.00 per share with an expiration date of March 31, 2000 (these warrants are referred to as the "Modified Limited Partner Warrants"). Each selling stockholder acquired their shares of our common stock in a private placement transaction and upon the exercise of Modified Limited Partner Warrants.

    In April 2000, we issued a warrant exercisable for 2,900 shares of our common stock at $9.00 per share and expiring on July 6, 2000 to John E. Abdo as trustee for the benefit of himself U/A 3/15/76 (the "Abdo Trust") to settle a dispute with Mr. Abdo and the Abdo Trust involving the issuance of a Modified Limited Partner Warrant to the Abdo Trust.

    We are filing this registration statement to register for public sale the shares of common stock acquired upon exercise of the Modified Limited Partner Warrants and the shares of our common stock which may be acquired upon the exercise of the warrant held by the Abdo Trust.

                              PLAN OF DISTRIBUTION

    The shares of our common stock covered by this prospectus may be sold by the selling stockholders from time to time for their own account We will pay the expenses incurred in connection with the registration of the shares of our common stock, except that the selling stockholders will pay or assume brokerage commissions and similar charges, the legal fees and expenses of counsel for the selling stockholders and any stock transfer taxes or other expenses incurred in connection with the sale of the shares of our common stock. We will not receive any of the proceeds from the resale of the shares of common stock by the selling stockholders.

    The distribution of the shares of our common stock by the selling stockholders is not subject to any underwriting agreement. The shares of our common stock offered by the selling stockholders may be sold from time to time in transactions on the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares of our common stock, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. Any broker-dealers that participate with selling stockholders in the distribution of shares of our common stock may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares of our common stock placed by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act, in connection with such sales.

    Any shares covered by the prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

    Since the selling stockholders are not restricted as to the price or prices at which they may sell their shares of our common stock, sales of such shares of our common stock at less than the market prices may depress the market price of the our common stock.

    EquiServe, 150 Royall Street, Canton, MA 02021, is the transfer agent for the shares of common stock of Repligen.

                                 LEGAL MATTERS

    The validity of the shares of our common stock offered hereby will be passed upon for us by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                    EXPERTS

    The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

    Repligen files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference room. Our SEC filings are also available to the public from the SEC's website at "http://www.sec.gov." Our website is located at "http://www.repligen.com." Information contained on our website is not part of this prospectus.

    The SEC allows Repligen to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Repligen incorporates by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 000-14656):

    1.  Annual report on Form 10-K for the year ended March 31, 1999;

    2. Repligen's proxy statement, filed on July 29, 1999, for the 1999 annual meeting of shareholders;

    3. Quarterly reports on Form 10-Q for the quarters ended December 31, 1999, September 30, 1999 and June 30, 1999;

    4. Current reports on Form 8-K filed March 21, 2000, October 6, 1999, April 24, 1999, as amended by Form 8-K/A filed June 15, 1999 and current report on Form 8-K filed May 17, 1999; and

    5. The "Description of Registrant's Securities to be Registered" contained in Repligen's registration statement filed on Form 8-A, dated May 28, 1986.

    You may request a copy of these filings, at no cost, by writing or telephoning our Chief Financial Officer at the following address: Repligen Corporation, 117 Fourth Avenue Needham, MA 02494 (781) 449-9560.

    This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth an estimate (other than with respect to the Registration Fee) of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration Fee--Securities and Exchange Commission........  $    30.00
Blue Sky Fees and Expenses..................................  $ 1,000.00
Accounting Fees and Expenses................................  $ 1,000.00
Legal Fees and Expenses.....................................  $ 5,000.00
Transfer Agent Fees and Expenses............................  $ 1,000.00
Miscellaneous...............................................  $ 1,970.00
                                                              ----------
    TOTAL...................................................  $10,000.00
                                                              ==========

    Repligen will bear all expenses shown above.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law, Article Seventh of Repligen's Restated Certificate of Incorporation, as amended, and Article V of Repligen's By-laws provide for indemnification of Repligen's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Repligen, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

    Repligen maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 16. EXHIBITS.

    The following exhibits, required by Item 601 of Regulation S-K, are filed as a part of this Registration Statement. Exhibit numbers, where applicable, in the left column correspond to those of Item 601 of Regulation S-K.

EXHIBIT NO.                                  ITEM AND REFERENCE
-----------             ------------------------------------------------------------
         4.1            --Form of Modified Limited Partner Warrant (filed as Exhibit
                          4.3 to Repligen Corporation's Form 10-K dated March 31,
                          1998 and incorporated herein by reference)

         4.2            --Common Stock Purchase Warrant dated April 14, 2000 issued to John E. Abdo TTEE U/A 3/15/76 FBO John E. Abdo

         5              --Legal Opinion of Testa, Hurwitz & Thibeault, LLP

        23.1            --Consent of Arthur Andersen LLP

        23.2            --Consent of Testa, Hurwitz & Thibeault, LLP (included in
                          Exhibit 5)

        24              --Power of Attorney (included on signature pages)

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Needham, Commonwealth of Massachusetts on April 18, 2000.

                                REPLIGEN CORPORATION

                                BY:            /S/ WALTER C. HERLIHY
                                     -----------------------------------------
                                                 Walter C. Herlihy
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Walter C. Herlihy with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of Repligen Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

             NAME                        CAPACITY                   DATE
------------------------------  ---------------------------  -------------------
                                President and Chief
                                  Executive Officer, Chief
    /s/ WALTER C. HERLIHY         Financial Officer and
------------------------------    Director (principal          April 18, 2000
      Walter C. Herlihy           executive, financial and
                                  accounting officer)

      /s/ ALEXANDER RICH        Co-Chairman of the Board of
------------------------------    Directors , M.D.             April 18, 2000
        Alexander Rich

      /s/ PAUL SCHIMMEL         Co-Chairman of the Board of
------------------------------    Directors, Ph.D.             April 18, 2000
        Paul Schimmel

   /s/ ROBERT J. HENNESSEY      Director
------------------------------                                 April 18, 2000
     Robert J. Hennessey

    /s/ G. WILLIAM MILLER       Director
------------------------------                                 April 18, 2000
      G. William Miller

                               INDEX TO EXHIBITS

EXHIBIT NO.                                  ITEM AND REFERENCE
-----------             ------------------------------------------------------------
         4.1            --Form of Modified Limited Partner Warrant (filed as Exhibit
                          4.3 to Repligen Corporation's Form 10-K dated March 31,
                          1998 and incorporated herein by reference)

         4.2            --Common Stock Purchase Warrant dated April 14, 2000 issued to John E. Abdo TTEE U/A 3/15/76 FBO John E. Abdo

         5              --Legal Opinion of Testa, Hurwitz & Thibeault, LLP

        23.1            --Consent of Arthur Andersen LLP

        23.2            --Consent of Testa, Hurwitz & Thibeault, LLP (included in
                          Exhibit 5)

        24              --Power of Attorney (included on signature pages)